UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2006

ANDOVER MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-128526	51-0459931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Turnpike Street, Ste. 204 N. Andover, MA		01845
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (978) 557-1001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

(a) On October 27, 2006, Andover Medical, Inc. (the “Company”) completed a bridge financing (the “Bridge Offering”) of $673,000 of Bridge Offering units (the “Bridge Unit”). Each Bridge Unit consisted of $100,000 principal amount of a 10% Promissory Note (“Bridge Notes”) and 200,000 shares of Common Stock (collectively, the “Securities”), which were offered on a “best efforts” basis. Thus, an aggregate of $673,000 of Bridge Notes and 1,346,000 shares of Common Stock were issued in the Bridge Offering. The net proceeds of the Bridge Offering are being used for working capital, including expenses incurred in connection with proposed acquisitions.

(c) The total sales commission and non-accountable expense reimbursement paid to NASD member firms for their participation in the Bridge Offering totaled $87,490, or 10% and 3%, respectively, of the aggregate purchase price paid in cash for the Bridge Units.

(d) The Company claimed exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder in reliance upon the investors’ subscription agreements.

(e)  The holders of the Bridge Units have an option to convert their Bridge Notes (but not the shares of Common Stock included in the Bridge Units) together with accrued interest at face value for securities to be offered in a subsequent private offering. The holders of Bridge Units are entitled to the same registration rights as investors who subscribe in the subsequent private offering.

The securities sold in the Bridge offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report is not being used for the purpose of conditioning the market in the United States for any of the securities offered or sold.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDOVER MEDICAL, INC.

Date: November 2, 2006	By:	/s/ Edwin A. Reilly
Name: Edwin A. Reilly
Title: President